                                                                    EXHIBIT 10.8
                                LEASE AGREEMENT

     THIS LEASE, dated as of June 25, 1999, is by and between SOUTHPLACE ASSOCIATES LLC, an Oregon limited liability company ("Landlord") and DIGIMARC, an Oregon corporation ("Tenant").

                             W I T N E S S E T H:


     1.   PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in
          ---------------
this Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

       1.1  "BUILDING":                 SouthPlace Office Building, 2000 SW 72nd Avenue, Tualatin, Oregon
                                        97062

       1.2  "PREMISES":                 approximately 16,509 rentable square
                                        feet Suite #250

       1.3  "INITIAL TERM":             60 calendar months
                                        "Commencement Date":  January 1, 2000
                                        "Expiration Date":  December 31, 2004

       1.4  "BASE RENT":                   Period              Monthly
                                           ------              -------

                                        Months 1-12           $29,579.00
                                        Months 13-36          $31,298.00
                                        Months 37-60          $33,362.00

       1.5  OPERATING EXPENSES:         Base Year:  1999
                                        Pro Rata Share:  16.667%

       1.6  "DEPOSIT":                  None, but see Addendum re required Letter of Credit

       1.7  "PERMITTED USE":            General office

       1.8  "GUARANTOR":                None

       1.9  PARKING:                    4.4 unreserved spaces per 1,000 rentable square feet leased

       1.10 LANDLORD'S NOTICE ADDRESS:  Miller Global Properties, LLC
                                        4643 South Ulster Street, Suite 1500
                                        Denver, CO 80237
                                        Attn:  Mr. Paul Hogan

       1.11 RENT PAYMENT ADDRESS:       Miller Global Properties, LLC
                                        4643 South Ulster Street, Suite 1500
                                        Denver, CO 80237

       1.12 LANDLORD'S TAX I.D.:        84-1441355

       1.13 TENANT'S NOTICE ADDRESS:

            Precommencement Address:    One Centerpointe Drive
                                        Suite 500
                                        Lake Oswego, Oregon 97035

            Post Commencement Address:  19801 SW 72nd Avenue, #250
                                        Tualatin, Oregon 97062

       1.14 TENANT'S TAX I.D.:          93-1170830

       1.15 LANDLORD'S BROKER:          Cushman & Wakefield of Oregon, Inc.

       1.16 COOPERATING BROKER:         Grubb & Ellis

     1.17 ATTACHMENTS:       [check if applicable]

                               x   Addendum
                              ---
                               x   Work Letter
                              ---
                               x   Exhibit A - The Premises
                              ---
                               x   Exhibit B - Real Property
                              ---
                               x   Exhibit C - Operating  Expenses
                              ---
                               x   Exhibit D - Commencement Certificate
                              ---
                               x   Exhibit E - Rules and Regulations
                              ---
                               x   Exhibit F - Letter of Credit
                              ---

                               x   Exhibit G - Right of Refusal Space

                               x   Exhibit H - Janitorial/Cleaning
                                   Schedule

     2.   GENERAL COVENANTS. Tenant covenants and agrees to pay Rent and perform
          -----------------
the obligations hereafter set forth and in consideration therefor Landlord leases to Tenant the Premises as depicted on the plat attached as Exhibit A, together with a non-exclusive right, subject to the provisions hereof, to use plazas, common areas, or other areas on the real property legally described on Exhibit B (the "Real Property") designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building ("Common Areas"). The Building, Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex."

     3.   TERM.  The Initial Term of the Lease commences at 12:01 a.m. on the
          ----
Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term together with any extensions thereof is herein referred to as the "Term.").

     4.   RENT.  Subject to the provisions below, commencing on the Commencement
          ----
Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as "Rent(s)"). Rents shall be paid without set off, abatement, or diminution, at the address set forth in
Section 1.11, or at such other place as Landlord from time to time designates in writing.

     5.   COMPLETION OR REMODELING OF THE PREMISES.
          ----------------------------------------

          5.1 All provisions regarding remodeling or tenant finish work in the Premises, if any, are set forth in the work letter attached hereto (the "Work Letter"). "Initial Tenant Finish" means the Premises in its as is condition as modified by all work, if any, performed by Landlord at its expense in accordance with the Work Letter. Except as provided in the Work Letter, Landlord has no obligation for the completion or remodeling of the Premises, and Tenant accepts the Premises in its "as is" condition upon delivery in accordance with the Work Letter. If Landlord is delayed in delivering the Premises to Tenant in accordance with the Work Letter beyond the Commencement Date, then the Commencement Date will be postponed to the date Landlord delivers the Premises to Tenant. If delivery is on other than the first day of the month, then the Commencement Date will be the first day of the month following the delivery date but all provisions hereof, including Tenant's obligation to pay Rent (prorated for a partial month), will be in effect as of the delivery date. The postponement of Tenant's obligation to pay Rent is in full settlement of all claims which Tenant may otherwise have by reason of such delay. If the Commencement Date is delayed, the Expiration Date shall be extended so that the Term will continue for the full period set forth in Section 1.3. As soon as the Term commences, Landlord and Tenant agree to execute a commencement agreement in the form attached as Exhibit D, setting forth the exact Commencement Date and Expiration Date and the date the Premises were delivered Ready for Occupancy in accordance with the Work Letter. In accordance with the Work Letter, upon notice from Landlord that the Premises have been substantially completed in accordance with the Work Letter (which completion is currently estimated to be on or about September 1, 1999), Tenant may occupy the Premises from the date of notice of substantial completion until January 1, 2000 for purposes of installing its furniture, fixtures and equipment and conducting its business. During such period, all terms of the Lease, except for the payment of Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses, shall be in effect with regard to Tenant's occupancy thereof.

          5.2. Except as provided in the Work Letter, taking possession of the Premises by Tenant is conclusive evidence that the Premises are in the condition agreed between Landlord and Tenant and acknowledgment by Tenant of satisfactory completion of any work which Landlord has agreed to perform.

     6.   OPERATING EXPENSES. Tenant shall pay additional Rent in accordance
          ------------------
with Exhibit C attached hereto.

     7.   SERVICES.
          --------

          7.1 Subject to the provisions below, Landlord agrees, without charge, in accordance with typical Class A suburban office standards for the Portland, Oregon metropolitan area as reasonably determined by Landlord from time to time for the Building: (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) during Ordinary Business Hours to furnish to interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance; (3) during Ordinary Business Hours to furnish heated or cooled air to the Premises for standard office use provided the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant; (4) to furnish, subject to availability and capacity of building systems, unfiltered treated chilled water for use in Tenant's packaged HVAC systems provided that such systems are approved by Landlord, including strainers, pumping systems and controls; (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair); (6) to provide janitorial services for the Premises to the extent of the Initial Tenant Finish (including window washing of the outside of exterior windows) in accordance the cleaning schedule attached as Exhibit H; and (7) to cause electric current to be supplied to the Premises for Tenant 's Standard Electrical Usage (items (1) through (7) are collectively called "Services"). "Tenant's Standard Electrical Usage" means electricity for normal office purposes including fluorescent and incandescent lighting (including task and task ambient lighting systems) and for normal office equipment, including duplicating (reproduction) machines and personal computers (provided they do not require any additional voltage, special electrical or HVAC requirements beyond the systems existing in the Premises), and internal communications systems. "Ordinary Business Hours" means 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays" mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays hereafter established by the United States Government.

          7.2 "Excess Usage" means any usage of electricity (1) during other than Ordinary Business Hours; (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for Special Equipment or for standard HVAC services during other than Ordinary Business Hours. "Special Equipment" means (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. If Tenant desires Excess Usage, Landlord will use reasonable efforts to supply the same. Tenant shall reimburse Landlord for all Landlord's costs of providing services for Excess Usage, including costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of such costs will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage; as of the Commencement Date, the costs for providing HVAC services after hours shall be $25 per hour for each zone (with the zone being determined on the basis of space served by each separate rooftop unit), which costs are subject to change from time to time thereafter. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of Tenant's Excess Usage. Prior to installation or use of Special Equipment or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent. Not less than 48 hours' prior notice shall be given Landlord of Tenant's request for such services; provided, however, that notice for evening service shall be adequate if given by 3:00 PM of the same day and notice for Legal Holidays and weekends shall be adequate if given by 3:00 PM of the preceding weekday that is not a Legal Holiday. Tenant may request that Landlord install at Tenant's cost a check meter and/or flow meter to determine the cost of Tenant's Excess Usage. Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than that provided by Landlord to all tenants of the Building.

          7.3 If Tenant requires janitorial services other than those included as standard Services or if Tenant desires to separately contract for janitorial services for security reasons, Tenant shall separately contract for such janitorial services at Tenant's sole cost and expense, upon not less than 60 days prior notice to Landlord (provided, that, if Tenant elects to separately contract for janitorial services in accordance with the foregoing, such janitorial services shall include at a minimum those services normally provided by Landlord to other tenants in the Building and the contractor shall be subject to Landlord's approval, which approval shall not be unreasonably withheld).

          7.4 Landlord may discontinue, reduce, or curtail Services (either temporarily or permanently) when necessary due to accident, repairs, alterations, strikes, lockouts, Applicable Laws, or any other happening beyond Landlord's reasonable control. Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent) nor shall the occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant's obligations.

          7.5 Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which may cause injury or damage to the Building or any person or property therein.

     8.   QUIET ENJOYMENT. So long as an Event of Default has not occurred,
          ---------------
Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises subject to the provisions of this Lease. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Building from public streets caused by construction work or other actions taken by or on behalf of governmental authorities, or for actions taken by other tenants (their employees, agents, visitors, contractors or invitees), or any other cause not entirely within Landlord's direct control, and same shall not constitute a constructive eviction of Tenant nor give rise to any right or remedy of Tenant against Landlord of any nature or kind. This covenant of quiet enjoyment is in lieu of any covenant of quite enjoyment provided or implied by law, and Tenant expressly waives any such other covenant of quiet enjoyment to the extent broader than the covenant contained in this Section.

     9.   DEPOSIT. [Intentionally Deleted]
          -------

    10.   CHARACTER OF OCCUPANCY.  Tenant shall occupy the Premises for the
          ----------------------
Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner and pay on demand for any damage to the Premises caused by misuse or abuse by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, "Tenant's Agents"). Tenant, at Tenant's expense, shall comply with all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, and regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises. Tenant shall not commit or permit waste or any nuisance on or in the Premises. Tenant agrees not to store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or disclose of on, in or from the Premises or the Building Complex any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except customary office and cleaning supplies.


     11.  MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.
          ------------------------------------------------

          11.1 Landlord will (i) make repairs and replacements to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard) deemed necessary by Landlord for normal operations of the Building Complex; and (ii) provide upkeep, maintenance, and repairs to the roof and shell and all Common Areas. Except as provided in this Section or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

          11.2 Landlord or Landlord's agents may at any time after reasonable prior notice to Tenant (except in an emergency and during regularly scheduled janitorial or cleaning, repairs or maintenance, when no notice is required) enter the Premises for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex or as required by Applicable Laws. Landlord or Landlord's agents may also show the Premises to prospective tenants, purchasers and Mortgagees, provided Tenant shall not have an obligation to allow Landlord's brokers to show space until the last 12 months of the Term. Tenant shall have a right to accompany Landlord or Landlord's agents during any entry into the Premises. Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant's occupancy of the Premises. Landlord may use the Common Areas and one or more street entrances to the Building Complex as may be necessary in Landlord's judgment to complete such work.

     12.  ALTERATIONS AND REPAIRS BY TENANT.
          ---------------------------------

          12.1 Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (collectively "Alterations") without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws. Tenant shall at its cost: pay all engineering and design costs incurred by Landlord as to all Alterations, obtain all governmental permits and approvals required, and cause all Alterations to be completed in compliance with Applicable Laws and requirements of Landlord's insurance. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the Initial Tenant Finish. All Alterations, repair and maintenance work performed by Tenant shall be done at Tenant's expense by Landlord's employees or, with Landlord's prior consent and subject to any conditions imposed by Landlord, by other persons requested by Tenant; however, if such work is not performed by Landlord's employees, Tenant shall pay Landlord a supervisory fee (not to exceed 3% of the total cost of the Alterations involved) upon receipt of an invoice. If Landlord authorizes such persons to perform work, Tenant shall deliver to Landlord prior to commencement certificates issued by insurance companies qualified to do business in the state in which the Premises are located, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be canceled or modified without 10 days' prior written notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expense upon Landlord in the operation of the Building Complex.

          12.2 Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as on the Commencement Date, loss by fire or other casualty or ordinary wear excepted.

          12.3 All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building and security and card key devices installed by Tenant at Tenant's sole cost that can be removed without damage to the Premises), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant no later than 15 days prior to the end of the Term that it elects to have Tenant remove all or part of such Alterations, and in such event, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear excepted.

     13.  MECHANICS' LIENS. Tenant shall pay for all work done on the Premises
          ----------------
by Tenant or at its request (other than the Initial Tenant Finish) of a character which may result in liens on Landlord's or Tenant's interest and Tenant will keep the Premises free of all construction liens, and other liens on account of such work. Tenant indemnifies, defends, and saves Landlord and all Mortgagees harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 20 days after notice from Landlord. Tenant desires to contest any claim, Tenant must furnish Landlord a bond in accordance with applicable laws adequate to ensure payment in full of all such claims, costs and interest and release of the claims or adequate security of at least 150% or the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due Landlord upon notice.

     14.  SUBLETTING AND ASSIGNMENT.
          -------------------------

          14.1 Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as "Transferee") without the consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that: (1) Tenant complies with the provisions of
Section 14.4; (2) Landlord declines to exercise its rights under Section 14.3;
(3) the Transferee is engaged in a business and the portion of the Premises will be used for the Permitted Use in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable financial worth in light of the responsibilities involved taking into account the amount of space being leased; (5) Tenant is not in default at the time it makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in any building owned by Landlord in the metropolitan area of the Buildings Complex (including the Building Complex); and (8) the rent to be paid by the Transferee is not less than 80% of the rental rate then being offered by Landlord for similar space in the Building. Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 25% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 25% or more of the beneficial ownership interests in a partnership or limited liability company tenant.

       14.2 Following any Transfer in accordance with this Section 14, Landlord may, after default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be primarily liable for its obligations. If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, Tenant shall pay Landlord the excess monthly, as and when received.

       14.3 Notwithstanding the above, if Tenant requests Landlord's consent to sublet 25% or more of the Premises, Landlord may refuse to grant such consent in its sole discretion and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than 30 days following such notice.

       14.4 Tenant must notify Landlord at least 90 days prior to the desired date of the Transfer ("Tenant's Notice"). Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions.
Landlord has, without obligation, 60 days following receipt of Tenant's Notice to sublet the space on Tenant's behalf or to exercise its rights pursuant to
Section 14.3 if Tenant's Notice discloses that 25% or more of the Premises is involved. If the space covered by Tenant's Notice is' subleased by Landlord, rent and other sums due from the subtenant will be paid to Tenant directly and Landlord has no responsibility for the performance by such subtenant of its obligations under its sublease with Tenant. If Landlord is unwilling or unable to locate a subtenant (and, if applicable, declines to exercise its rights under Section 14.3), Landlord will notify Tenant not later than 60 days after receipt of Tenant's Notice and Tenant shall be free to sublet the specified portion of the Premises to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth above. If Tenant does not sublet such portion of the Premises within 60 days following Landlord's notice to Tenant, Tenant must reoffer the Premises to Landlord in accordance with the provisions hereof prior to subleasing to a third party.

       14.5 All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord. Tenant shall pay Landlord's expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents (not to exceed a total of $1,000.00 for the specific transaction). Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed subtenant, including financial information.

       14.6 If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party s occupancy. If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

             (1) Any assignee must demonstrate to Landlord's reasonable satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as large as the net worth of Tenant on the Commencement Date increased by 7%, compounded annually, or each year thereafter through the date of the proposed assignment. Tenant's financial condition was a material inducement to Landlord in executing this Lease.

             (2) The assignee must assume and agree to be bound by the provisions of this Lease.

     14.7 Notwithstanding anything to the contrary contained hereinabove but subject to Section 14.2 and provided that the conditions of clauses (3) and (5) of Section 14.1 are met, Tenant may, without obtaining Landlord's prior written consent, assign or sublease all or any portion of the Premises to the following parties on the following conditions:

(i) any subsidiary or affiliate in which Tenant owns a substantial interest;
(ii) any parent of Tenant; (iii) any subsidiary or affiliate in which Tenant's parent owns a substantial interest; or (iv) any corporation into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets or stock of Tenant provided that the resulting corporation has a net worth at least equal to Tenant's net worth as of the date hereof. Not less than 30 days following the effective date of such transaction, Tenant will provide Landlord with documentation evidencing such transaction and such other evidence as Landlord may reasonably require to establish that such transaction falls within the terms and provisions of this Section.

     15.  DAMAGE TO PROPERTY. Tenant agrees Landlord is not liable for any
          ------------------
injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant.

     16.  INDEMNITY TO LANDLORD.
          ---------------------

          16.1 Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by the Tenant or Tenant's Agents.

          16.2 Tenant shall maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the state in which the Premises are located, with a single limit of not less than $1,000,000.00. Such policy shall name Landlord, Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be canceled or modified without at least 20 days' prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Premises, and prior to expiration of the then-current policy, Tenant shall deliver certificates evidencing that insurance required under this Lease is in effect.

     17.  SURRENDER AND NOTICE. Upon the expiration or other termination of this
          --------------------
Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all security and card key devices (to the extent such devices can be removed without damage to the Premises) and telephone cable and related equipment in the Building installed for Tenant, and such Alterations, as Landlord requires. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

     18.  INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.
          ------------------------------------------------

          18.1 Landlord shall maintain property insurance for the Building Complex, the shell and core of the Building and the Premises in such amounts, from such companies, and on such terms and conditions, including insurance for loss of Rent as Landlord deems appropriate, from time to time. Landlord's insurance coverage shall be at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") the full replacement cost of Landlord's property with a deductible.

          18.2 Tenant shall maintain throughout the Term insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Initial Tenant Finish.

          18.3 If the Building is damaged by fire or other casualty which renders the Premises wholly untenantable and the damage is so extensive that an architect selected by Landlord certifies in writing to Landlord and Tenant within 60 days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 working days from the happening thereof, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall terminate as of the occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant. If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such 180-day period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

          18.4 If the Premises are damaged by fire or other casualty that does not render it wholly untenantable or require a repair period in excess of 180 days, Landlord shall with reasonable promptness except as hereafter provided repair the Premises to the extent of the Initial Tenant Finish.

          18.5 If the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within 180 days) and within 60 days after the damage Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said 60 days, Tenant shall pay the Rent apportioned to such date, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided.

          18.6 Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex which is capable of being insured against under ISO Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises. Tenant also waives all such rights of recovery against Building Manager. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

          18.7 Rent shall abate during any period of repair and restoration in the same proportion that the part of the Premises rendered unusable unusable for Tenant's normal office operations bears to the whole; provided, however, if the casualty is the fault of Tenant or Tenant's Agents, then the Rent will abate during any such period of repair and restoration but only to the extent or any recovery by Landlord under its rental insurance related to the Premises.

     19.  CONDEMNATION. If the Premises or substantially all of it or any
          ------------
portion of the Building Complex which renders the Premises untenantable is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 18.5. Landlord shall receive the entire award or consideration for the taking.

     20.  DEFAULT BY TENANT.
          -----------------

          20.1 Each of the following events is an "Event of Default":

               (1) Any failure by Tenant to pay Rent on the due date unless such failure is cured within 5 business days after notice by Landlord; however, Tenant is not entitled to more than 2 notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Rent is not paid when due, an Event of Default shall, automatically occur;

               (2) Tenant abandons the Premises;

               (3) This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Section 14;

               (4) This Lease or any part of the Premises is taken by process of law and is not released within 15 days

               (5) Commencement by Tenant of a proceeding under any provision of federal or state law relating to Insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

               (6) Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

               (7) The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature, or the occurrence of any of the foregoing with respect to any guarantor, if any, of Tenant's obligations;

               (8) The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

               (9) Tenant fails to take possession of the Premises on the Commencement Date;

               (10) Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance within such 30 day period and diligently proceed to completion; provided, however, Tenant's right to cure shall not exceed the period provided by Applicable Law;

               (11) Any event which is expressly defined as or deemed an Event of Default under this Lease.

          20.2 Remedies of Landlord.  If an Event of Default occurs, Landlord
               --------------------
may then or at any time thereafter, either:

               (1) (a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefor. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.
If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant. No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's contractual liability under this Lease unless written release of liability is given by Landlord to Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

               (b) If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

          (2) Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable

Rental Value of the Premises for the same period plus all Reletting Expenses. "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

          20.2  Cumulative Remedies.  Suits to recover Rent and damages may be
                -------------------
brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant. If any suit is brought because of an alleged breach of this Lease, the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

          20.4  No Waiver.  No failure by Landlord to insist upon strict
                ---------
performance of any provision or to exercise any right or remedy, upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

          20.5  Bankruptcy.  Nothing contained in this Lease limits Landlord's
                ----------
right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5),(6),(7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

          20.6  Late Payment Charge. Any Rent not paid within 5 days after the
                -------------------
due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid. Further, if such Rent is not paid within 5 days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 2% of such payment. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the the right but not the obligation to do, shall, if not repaid by Tenant within 5 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. "Prime Rate" means that rate announced by Wells Fargo Bank, N.A. as its prime rate on the date closest to the date interest commences.

          20.7  Waiver of Jury Trial.  Tenant and Landlord waive any right to a
                --------------------
trial by jury in suits arising out of or concerning the provisions of this Lease.

     21.  DEFAULT BY LANDLORD. In the event of any alleged default on the part
          -------------------
of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to commence to cure such default and thereafter proceed with due diligence to cure such default. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant's sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord. If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord's interest as a result of foreclosure or otherwise, such party shall not be: (i) liable for any default, nor subject to any setoff or defenses that Tenant may have against Landlord, (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgager requires such consent; and (iii) bound by payment of Rent in advance for more than 30 days. Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any Mortgagee's notice of Landlord's default under the Mortgage reciting that Mortgagee is entitled to collect Rent.

     22.  SUBORDINATION AND ATTORNMENT.
          ----------------------------

          22.1 This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage").; provided, however that the subordination by Tenant to any such future mortgage, deed of trust or related documents shall be subject to Tenant obtaining a non-disturbance agreement on such lender s standard form agreement, whereby such lender agrees, provided Tenant is not then in default under this Lease, that Tenant's occupancy of the Premises and rights and privileges under this Lease shall not be disturbed or impaired with in connection with any proceeding to enforce or foreclose any such mortgage, trust indenture or other lien and if such party succeeds to the interests of Landlord by reason of such proceedings or conveyance in lieu or other lien and if such party succeeds to the interests of Landlord by reason of such proceedings or conveyance in lieu thereof, Tenant shall attorn hereunder directly to such party; provided, however, such party shall not be (i) liable for any act or omission of any prior landlord or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rental which Tenant might have paid for more than one (1) month in advance to any prior landlord; or (iv) bound by any amendment or modification of the Lease made without its consent.

          22.2 If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof.

          22.3 In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee and if it fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

          22.4 Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

          22.5 After the Lease is fully executed, Landlord agrees to use its reasonable efforts to obtain a non-disturbance agreement from the present mortgagee or the Real Property and/or the Building for such purposes.

     23.  REMOVAL OF TENANT'S PROPERTY.  All movable personal property of Tenant
          ----------------------------
not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's expenses in connection with such disposition.

     24.  HOLDING OVER: TENANCY MONTH-TO-MONTH.  If, after the expiration or
          ------------------------------------
termination of this Lease, Tenant remains in possession of the Premises without a written agreement as to such holding over and continues to pay rent and Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 150% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section 17.

     25.  PAYMENTS AFTER TERMINATION.  No payments by Tenant after expiration or
          --------------------------
termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suit or judgment.

     26.  STATEMENT OF PERFORMANCE.  Tenant agrees at any time upon not less
          ------------------------
than 10 business days' notice to execute and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant and no event which with the giving of notice or passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information as Landlord requests. Such statement may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee. Tenant's failure to timely deliver such statement is conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than 1 month's Rent has been paid in advance. Upon request, Tenant will furnish Landlord an appropriate resolution confirming that the party signing the statement is authorized to do so.

     27.  MISCELLANEOUS.
          -------------

          27.1   Transfer by Landlord.  The term "Landlord" means so far as
                 --------------------
obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest must be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

          27.2   No Merger. The termination or mutual cancellation of this Lease
                 ---------
will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

          27.3   Common Area Use. Landlord may temporarily use any of the Common
                 ---------------
Areas for the purposes of completing or making repairs or alterations in any portion of the Building Complex.

          27.4   Independent Covenants. This Lease is to be construed as though
                 ---------------------
the covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any default by Landlord so long as Tenant complies with Section 21.

          27.5   Validity of Provisions. If any provision is invalid under
                 ----------------------
present or future laws, then it is agreed that the remainder of this Lease is not and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

          27.6   Captions.  The caption of each Section is added for convenience
                 --------
only and has no effect in the construction of any provision of this Lease.

          27.7   Construction.  The parties waive any rule of construction that
                 ------------
ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

          27.8   Applicability.  Except as otherwise provided, the provisions of
                 -------------
this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

          27.9   Authority. Tenant and the party executing this Lease on behalf
                 ---------
of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver Landlord a resolution, similar document or opinion of counsel to that effect.

          27.10  Severability.  If there is more than one party which is the
                 ------------
Tenant, the obligations imposed upon Tenant are joint and several.

          27.11  Acceptance of Keys, Rent or Surrender. No act of Landlord or
                 -------------------------------------
its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

          27.12  Building Name and Size.  Landlord may as it relates to the
                 ----------------------
Building and Building Complex: change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions in accordance with
Section 11.2. If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Pro Rata Share. Tenant may not use the Building's name for any purpose other than as part of its business address.

          27.13  Diminution of View.  Tenant agrees that no diminution of light,
                 ------------------
air, or view from the Building entities Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

          27.14  Limitation of Liability. Notwithstanding anything to the
                 -----------------------
contrary contained in this Lease, Landlord's liability is limited to Landlord's interest in the Building and Landlord shall never be personally liable for recovery of any judgment.

          27.15  Non-Reliance.  Tenant confirms it has not relied on any
                 ------------
statements, representations, or warranties by Landlord or its representatives except as set forth herein.

          27.16  Written Modification. No amendment or modification of this
                 --------------------
Lease is valid or binding unless in writing and executed by the parties.

          27.17  Lender's Requirements.  Tenant will make such modifications to
                 ---------------------
this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications do not increase Tenant's obligations or materially adversely alter its rights or obligations.

          27.18  Effectiveness. Submission of this instrument for examination or
                 -------------
signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

          27.19  Survival.  This Lease, notwithstanding expiration or
                 --------
termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

          27.20  Time of Essence.  Time is of the essence herein.
                 ---------------

          27.21  Rules and Regulations.  If rules and regulations are attached
                 ---------------------
hereto, they are a part of this Lease and Tenant agrees that Tenant and Tenant's Agents shall at all times abide by such rules and regulations. In the event of a direct conflict between the rules and regulations and Tenant's rights under the other parts of this Lease (including the provisions of the Addendum), the other parts of this Lease shall control. Landlord acknowledges that Landlord approves the installation of "whiteboards" as part or Tenant s decor.

          27.22  Recording. Tenant will not record this Lease. Recording of the
                 ---------
Lease by or on behalf of Tenant is an Event of Default.

     28.  AUTHORITIES FOR ACTION AND NOTICE.
          ---------------------------------

          28.1 Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

          28.2 All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as set forth in Section 1.10. All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or when deposited in the United States mail, postage prepaid certified or registered, return receipt requested, addressed to the appropriate address set forth in Section 1.13. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in the rules of civil procedure, as amended from time to time, for the state in which the Real Property is located..

     29.  PARKING. Landlord will make available the number of parking spaces set
          -------
forth in Section 1.9, if any. All parking spaces shall be in and out, non-assigned parking spaces in the surface parking area located on the Real Property. Tenant's use of the parking spaces will be without additional charge during the Initial Term of the Lease. Notwithstanding the above, the right granted to Tenant to use such spaces is a license only and Landlord's inability to make such spaces available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder. Tenant has no rights to use parking spaces except as provided in this Section. All vehicles parked in the parking area and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

     30.  SUBSTITUTE PREMISES.
          -------------------

     31.  BROKERAGE. Tenant represents it has not employed any broker with
          ---------
respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.14 and 1.15 (collectively, the "Brokers") for which Landlord is responsible for payment of commissions under separate agreement with the Brokers. Tenant and Landlord shall each indemnify the other against any expense incurred by other as a result or any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by the other or claiming by, through, or under the other, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease.

     32.  COUNTERPARTS.  This Lease may be executed in two or more counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

     33.  ADDENDUM/EXHIBITS.  Any Addenda and/or Exhibits referred to herein and
          -----------------
attached hereto are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully-executed copy to Tenant.

DIGIMARC, an Oregon corporation          SOUTHPLACE ASSOCIATES LLC, an Oregon
                                         limited liability company



By: /s/ Bruce Davis
Print Name: Bruce Davis
Print Title: Chief Executive Officer     By: /s/ Paul B. Hogan


ATTEST                                           "Landlord"

By: /s/ Kathy Brogdon
Print Name: Kathy Brogdon
Print Title: Vice President of Finance

               "Tenant"

                                    ADDENDUM

     THIS ADDENDUM is to that certain lease agreement (the "Lease") by and between SOUTHPLACE ASSOCIATES LLC, an Oregon limited liability company ("Landlord"), and DIGIMARC, an Oregon corporation ("Tenant"), with respect to approximately 16,509 rentable square feet of space (the "Premises") in the Building. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

     1. Landlord grants Tenant a right of refusal (the "Right of Refusal") to lease approximately 5,875 rentable square feet on the first floor of the Building (the "Right of Refusal Space") in the location labeled as "RFR Space" on Exhibit G attached hereto on the following basis:

          1.1 If Landlord receives an offer to lease from a third party (other than Praegitzer Industries, Inc.) to lease the Right of Refusal Space, or any portion thereof, Landlord will give Tenant notice prior to entering into a binding agreement with such third party (other than agreement that is contingent on Tenant waiving its right to such space under this provision), which notice shall set forth the primary terms and provisions of such offer (the "RFR Notice"). Tenant has three (3) business days after receipt of the RFR Notice within which to notify Landlord of its election to exercise its Right of Refusal as to such space. Landlord will determine the exact square footage of the Right of Offer Space in the RFR Notice and Tenant must take all of the Right of Refusal Space offered by Landlord (the "Offered Space") and may not elect to lease only a portion thereof.

          1.2 If Tenant does not timely notify Landlord, it will be conclusively presumed that Tenant has waived its Right of Refusal and Landlord shall be free to lease the Offered Space in accordance with the RFR Notice in all material respects and Tenant will have no further rights under this Paragraph 1, provided that if Landlord desires to lease the Offered Space at materially more beneficial terms, then Landlord shall again offer the space to Tenant at the terms provided in such third party offer before leasing it at such materially more beneficial terms. For purposes of this provision, "materially more beneficial terms" shall mean a net effective rent (taking into account the applicable term, periods without payment of rent, and improvement allowance, if any) which is 10% more beneficial than that offered to Tenant.

          1.3 Upon exercise of the Right of Refusal, the Offered Space will be deemed added to the Premises effective as of the commencement date provided in the RFR Notice and Tenant will accept such space in its "as is" condition without any remodeling or fix-up work performed by Landlord except as may be expressly provided in the RFR Notice. After exercise of the Right of Refusal, the parties will execute an amendment to the Lease evidencing the addition of such space.

          1.4 Tenant's right to exercise the Right of Refusal is conditioned on: (i) Tenant not being in default under the Lease at the time it exercises the Right of Refusal or on the date that Tenant's occupancy of the Offered Space is scheduled to commence, (ii) Tenant not having vacated more than 25% of the Premises and not having assigned its interest in the Lease at the time it exercises the Right of Refusal or on the date that Tenant's occupancy of the Offered Space is scheduled to commence; and (iii) there being at least 24 months remaining in the Term.

          1.5 All notifications contemplated by this Section, whether from Tenant to Landlord, or from Landlord to Tenant, must be in writing and given in the manner provided in this Lease.

     2. Tenant shall provide to Landlord, at the time of execution hereof by Tenant, a clean, unconditional, irrevocable letter of credit from a lending institution reasonably acceptable to Landlord in the form attached hereto as Exhibit F (the "Letter of Credit") as a guaranty and security for the performance of Tenant's obligations under this Lease on the following terms and conditions:

          A. It is understood and agreed that the Letter of Credit, or a renewal or substitute therefor approved by Landlord, shall be kept in effect from the date of execution of this Lease through the Expiration Date (the "LC Termination Date") in the form attached hereto as Exhibit F or in form otherwise approved by Landlord. The initial Letter of Credit shall be in the amount of $350,000.00 (the "LC Maximum"). If the Letter of Credit has not been presented for payment in accordance with this paragraph, the LC Maximum shall be reduced and Landlord agrees to cooperate with Tenant in amending the then-current Letter of Credit to reflect the respective reduction in accordance with the following provisions: (a) the LC Maximum shall be reduced by $175,000.00 if Tenant provides evidence to Landlord, in form and substance approved by Landlord (which approval shall not be unreasonably withheld), of either of the following (i) an increase in Tenant's equity capitalization of $15,000,000.00 over the existing $17,000,000.00 equity capitalization or (ii) following the first anniversary of the Commencement Date, the existence of unrestricted cash reserves of $7,000,000.00 or more; the LC Maximum shall be reduced by $87,500.00 as of the commencement of the 19/th/ calendar month following the Commencement Date; and
(c) the LC Maximum shall be reduced by $87,500.00 as of the commencement of the 25/th/ calendar month following the Commencement Date. The foregoing reductions shall not be applicable if and so long as Tenant is the subject of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization at the time. If the Letter of Credit would otherwise expire prior to the LC Termination Date, Tenant shall present Landlord with an extension or renewal of the initial Letter of Credit, or a substitute Letter of Credit in the same form as Exhibit F in the amount of the then applicable LC Maximum, no later than ten (10) business days prior to the expiration date of such initial Letter of Credit, from a lending institution subject to Landlord's reasonable approval; such extension, renewal or substitute Letter of Credit shall be effective no later than the day prior to the expiration of the initial Letter of Credit and shall continue in effect for not less than the period ending with the LC Termination Date and shall be in the amount provided above. Tenant agrees that in an Event of Default by Tenant (as defined in Section 20), Landlord shall have a right to present the Letter of Credit (or the renewal, extension or substitute) for payment, with amounts received to be held and applied in accordance with subparagraph B below. Any failure of Tenant to provide Landlord with an extension, renewal or substitute Letter of Credit, as required hereunder, shall be deemed an Event of Default under the Lease and Landlord shall have a right to present the Letter of Credit in accordance with the foregoing provision. If the Letter of Credit has not been presented for payment in accordance with this Section on or before the LC Termination Date, Landlord shall return the Letter of Credit to Tenant within thirty (30) days after the LC Termination Date. Tenant agrees that in the event of any transfer or mortgage, Landlord shall have the right to transfer the Letter of Credit or substitute to the transferee or mortgagee, and if the Letter of Credit has been transferred, Tenant shall look solely to such transferee for the return of the Letter of Credit (or substitute). Landlord shall give written notice to Tenant of transfer of Landlord's interest resulting in transfer of the Letter of Credit. Landlord shall deliver the then-current effective Letter of Credit to Tenant upon receipt of any conforming renewal or substitute Letter of Credit provided in accordance with this Paragraph and cooperate with the issuing bank to effect the release of such then-current effective Letter of Credit.

          B. If an Event of Default occurs or this Lease is terminated pursuant to Section 20, Landlord may use, apply or retain all or any portion of the amounts received under the Letter of Credit, if any, for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby in accordance with Section 20 of the Lease. By the later of 60 days following the later of the expiration of the Lease or Tenant's vacation of the Premises, any amounts drawn upon the Letter of Credit that are not applied for payment of amounts in accordance with on foregoing provision shall be returned to Tenant, without payment of interest.

          C. Landlord and Tenant agree that the annual fees charged be the lending institution issuing the Letter of Credit (or any renewal, extension, or substitute therefor) shall be paid by Tenants.

     3. Notwithstanding anything to the contrary set forth in Exhibit E, Tenant shall have a right to install, as Alterations (in accordance with Section 12 above), security systems in the Premises and change the locks to the Premises to the extent required for the operation of Tenant's business, provided that the proposed systems and locks shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld provided with keys or codes for such security and locks to permit access on an emergency basis or as otherwise permitted under the terms of the Lease.

     4. Tenant shall have the right to install a single freeway oriented occupant identification sign on the west side of the Building. Such sign shall be located on the top sign band, south of the center protrusion of the western portion of the Building, and shall be subject to Landlord's final approval, which shall not be unreasonably withheld, and subject to the provisions of and approvals under Applicable Law. Tenant's non-building-standard signage rights pursuant to this paragraph are personal to Tenant and may not be assigned. It shall be reasonable for Landlord to withhold approval of Tenant's signage based upon noncompliance with the CCR's affecting the Premises. Landlord may base its withholding of approval upon good faith aesthetic objections to the design of the signage (based upon signage standards used for other comparable class A office buildings in the Portland, Oregon, metropolitan area) and the signage limitations set forth in the lease between Landlord and Praegitzer Industries, Inc. The costs for the design, fabrication and installation of such Tenant's signage shall be borne by Tenant (subject to the allowance provisions of the Work Letter). Tenant will bear the costs of removal of any signage at the termination or expiration of the Lease, including restoring or repairing damages to the Building caused by such removal to the condition at the time of installation. In addition, if Landlord is required at any time to remove any signage, including any approved signage, due to any Applicable Law or if Tenant elects to remove of change the signage at any time, Tenant shall bear the costs of such change or removal. Tenant shall not otherwise affix signage to the outside of the Building and no signage shall be affixed to the inside of the Building that is visible outside the Building without the approval of Landlord. The provisions of this Section are intended to prevail over any contrary provisions in the rules and regulations for the Building.

    IN WITNESS WHEREOF, the parties hereto execute this Addendum.

DIGIMARC, an Oregon corporation         SOUTHPLACE ASSOCIATES LLC, an Oregon
                                        limited liability company
By: /s/ Bruce Davis
Print Name: Bruce Davis
Print Title: Chief Executive Officer    By: /s/ Paul B. Hogan

ATTEST:
                                                  "Landlord"

By: /s/ Kathy Brogdon
Print Name: Kathy Brogdon
Print Title: Vice President of Finance and Operations

                "Tenant"